TERMS SUPPLEMENT NO. 35 dated November 3, 2007
To Prospectus Supplement and Prospectus dated February 5, 2007 and
Product Supplement No. 1 dated April 12, 2007
Relating to the Eksportfinans ASA U.S. Medium-Term Note Program
Filed pursuant to Rule 433
Registration Statement No. 333-140456
Natixis Securities North America Inc.
Reverse Convertible Notes

Issuer:	Eksportfinans ASA

Issuer Rating:	AAA (Moody’s)/AA+ (Standard & Poor’s)/AAA (Fitch)

Specified Currency:	U.S. Dollars

Agent:	Natixis Securities North America Inc. 9 West 57th St. New York, NY 10019

Agent Acting in the Capacity as:	Principal

Coupon Payment Frequency:	Monthly

Offerings:	This terms supplement relates to 18 separate offerings of notes, each of which is linked to one, and only one, Reference Share. You may participate in any or all of the note offerings. This terms supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Shares described below.

	Initial	Coupon			Share		Aggregate
Reference Share	Reference	Rate	Knock-In	Knock-In	Redemption		Face Amount	Fees and	Proceeds	CUSIP/ISIN
(Ticker)	Level	Per Annum	Level	Price	Amount	Maturity Date	of Notes	Commissions	to Issuer	of Notes

AMR Corporation (AMR)	[●]	17.25%	70%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMS0?US28264QMS02
Companhia Vale do Rio Doce (RIO)	[●]	23.65%	80%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMT8?US28264QMT84
Echelon Corporation (ELON)	[●]	18.25%	65%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMU5?US28264QMU57
Force Protection, Inc. (FRPT)	[●]	32.00%	65%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMV3/US28264QMV31
ICICI Bank Limited (IBN)	[●]	13.05%	75%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMW1/US28264QMW14
InterOil Corporation (IOC)	[●]	33.10%	65%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMX9/US28264QMX96
iShares® MSCI® Brazil Index Fund (EWZ)	[●]	16.70%	80%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMY7/US28264QMY79
Petróleo Brasileiro S.A.-Petrobras (PBR)	[●]	19.25%	80%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QMZ4/US28264QMZ45
Rambus Inc. (RMBS)	[●]	15.05%	65%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QNA8/US28264QNA84
TASER International, Inc. (TASR)	[●]	23.00%	70%	[●]	[●]	March 3, 2008	[●]	[●]	[●]	28264QNB6/28264QNB67
Baidu.com, Inc. (BIDU)	[●]	22.20%	65%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNC4/US28264QNC41
iShares® MSCI® Emerging Markets Index Fund (EEM)	[●]	13.30%	80%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QND2/US28264QND24
Fuel Tech, Inc. (FTEK)	[●]	20.30%	60%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNE0/US28264QNE07
iShares® FTSE/ Xinhua China 25 Index Fund (FXI)	[●]	20.75%	70%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNF7/US28264QNF71
Peabody Energy Corporation (BTU)	[●]	14.15%	80%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNG5/US28264QNG54
Progenics Pharmaceuticals, Inc. (PGNX)	[●]	20.00%	60%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNH3/US28264QNH38
Smith & Wesson Holding Corporation (SWHC)	[●]	20.00%	70%	[●]	[●]	May 30, 2008	[●]	[●]	[●]	28264QNJ9/US28264QNJ93
Research In Motion Limited (RIMM)	[●]	15.30%	60%	[●]	[●]	December 1, 2008	[●]	[●]	[●]	28264QNK6/US28264QNK66

Trade Date:	November 27, 2007

Original Issue Date:	November 30, 2007

Determination Date:	For the notes maturing on March 3, 2008 the Determination Date will be February 27, 2008.

For the notes maturing on May 30, 2008 the Determination Date will be May 27, 2008.

For the notes maturing on December 1, 2008 the Determination Date will be November 25, 2008.

Interest Payment Dates:	For the notes maturing on March 3, 2008, interest is paid monthly in arrears on the following dates: January 3, 2008, February 1, 2008 and March 3, 2008.

For the notes maturing on May 30, 2008, interest is paid monthly in arrears on the following dates: December 28, 2007, January 30, 2008, February 29, 2008; March 28, 2008, April 30, 2008 and May 30, 2008.

For the notes maturing on December 1, 2008, interest is paid monthly in arrears on the following dates: December 31, 2007, February 1, 2008, February 29, 2008, April 1, 2008, May 1, 2008, May 30, 2008, July 1, 2008, August 1, 2008, August 29, 2008, October 1, 2008, October 31, 2008 and December 1, 2008.

Initial Reference Level:	For each note offering, the reference level of the applicable Reference Share, as determined by the calculation agent, on the Trade Date.

Final Reference Level:	For each note offering, the closing price of the applicable Reference Share quoted by the Relevant Exchange, as determined by the calculation agent, on the Determination Date.

Redemption Amount:	The Redemption Amount payable for each note offering on the Maturity Date in respect of each $1,000.00 face amount will be:

• If the closing price of the applicable Reference Share quoted by the Relevant Exchange has not been below the Knock-In Price of that Reference Share on any Trading Day during the period from the Trade Date up to and including the Determination Date (the Knock-In Level Trigger), as determined by the calculation agent in its sole discretion, a cash payment of $1,000.00 (i.e. 100.00% of the face amount), or

• If the Knock-In Level Trigger has occurred, (a) a cash payment of $1,000.00 (i.e. 100.00% of the face amount), if the Final Reference Level of the applicable Reference Share on the Determination Date is equal to or greater than the Initial Reference Level of that Reference Share, as determined by the calculation agent in its sole discretion, or (b) a number of Reference Shares equal to the Share Redemption Amount, if the Final Reference Level of that Reference Share on the Determination Date is less than the Initial Reference Level of that Reference Share.

Share Redemption Amount:	The Share Redemption Amount payable on the Maturity Date, if applicable, will be the number of Reference Shares per note that you hold. This amount is equal to the $1,000.00 face amount of the note divided by the Initial Reference Level of the applicable Reference Share. You will receive cash in lieu of fractional shares in an amount equal to the fractional share amount multiplied by the Final Reference Level of the applicable Reference Share.

Denomination/ Principal:	Minimum denominations of $1,000.00 and integral multiples thereof.

Calculation Agent:	Natixis Derivatives Inc. 9 West 57th St., 35th Floor Attn: General Counsel Telephone No.: +1 212 891 6137 Facsimile No.: +1 212 891 1922

      You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase any of the notes prior to their issuance. In the event of any changes to the terms of any of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this terms supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.
      The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.
      Eksportfinans ASA has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offerings to which this terms supplement relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to these offerings that Eksportfinans ASA has filed with the SEC for more complete information about Eksportfinans ASA and these offerings. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Eksportfinans ASA, any agent or any dealer participating in these offerings will arrange to send you the prospectus, each prospectus supplement, product supplement no. 1 and this terms supplement if you so request by calling toll-free 866-369-6147.

Additional Terms Specific to the Notes
      You should read this terms supplement together with the prospectus dated February 5, 2007, as supplemented by the prospectus supplement dated February 5, 2007 relating to our medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 1 dated April 12, 2007. This terms supplement, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk factors” in the accompanying product supplement no. 1 and the accompanying prospectus supplement, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.
      You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site): http://www.sec.gov/ Archives/edgar/data/700978/000115697307000604/u52418e424b2.htm Our Central Index Key, or CIK, on the SEC Web site is 700978. As used in this terms supplement, the “Company,” “we,” “us,” or “our” refers to Eksportfinans ASA.
Selected Risk Considerations
      An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Shares. These risks are explained in more detail in the “Risk factors” section, beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.
Additional Information
      Unless otherwise stated, all information contained herein on the Reference Shares and on the issuers of the Reference Shares (each a Reference Issuer) is derived from publicly available sources and is provided for informational purposes only.
      Each of the Reference Shares is registered under the Exchange Act. Companies with securities registered under the Exchange Act are required periodically to file certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1580, 100 F Street, NE, Washington, DC 20549 and copies of such material can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is www.sec.gov.
      In addition, information regarding the Reference Issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of these reports.
      This terms supplement relates only to the notes offered hereby and does not relate to the Reference Shares. We have derived all disclosures contained in this terms supplement regarding the Reference Issuers from the publicly available documents described in the preceding paragraphs. Neither we nor the agent nor its affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to any of the Reference Issuers in connection with the offering of the notes. Neither we nor the agent nor its affiliates make any representation that such publicly available documents or any other publicly available information regarding any of the Reference Issuers are accurate or complete. Furthermore, we cannot give any assurance that all the events occurring prior to the date of this terms supplement (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of any of the Reference Shares (and therefore the Initial Reference Level and the Knock-In Level and Redemption Amount) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning any of the Reference Issuers could affect the value you will receive on the Maturity Date with respect to the notes and therefore the market value of the notes. Neither we nor any of our affiliates have any obligation to disclose any information about the Reference Issuers after the date of this terms supplement.
      Neither we nor any of our affiliates makes any representation to you as to the performance of the Reference Shares. As a prospective purchaser of notes, you should undertake such independent investigation of the Reference Issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the Reference Shares.
      Any historical upward or downward trend in the price of any of the Reference Shares during any period shown in this terms supplement is not an indication that the price of those Reference Shares is more or less likely to increase or decrease at any time during the term of the notes. You should not take the historical performance levels as an indication of future performance of any of the Reference Shares. We cannot assure you that the future performance of any of the Reference Shares will result in your receiving the face amount of your notes on the Maturity Date. The actual performance of any of the Reference Shares over the life of the notes may bear little relation to the historical levels shown in this terms supplement.
Hypothetical Returns on the Notes
      The tables of hypothetical returns contained in this terms supplement set out the total return to the Maturity Date of a note, based on the assumptions outlined in the introduction to each respective table of hypothetical returns and several variables, which include (a) whether the Knock-In Level Trigger has occurred and (b) several hypothetical closing prices for the Reference Shares on the Determination Date or at any time during the life of the notes. These figures are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate the effect that various hypothetical Reference Share values could have on the Redemption Amount, assuming all other variables remain constant.
      The information in the tables of hypothetical returns reflects hypothetical rates of return on the notes assuming they are purchased on the Original Issue Date and held to the Maturity Date. If you sell your notes prior to the Maturity Date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the table below. For a discussion of some of these factors, see “Risk factors” beginning on page PS-9 of the accompanying product supplement no. 1 and beginning on page S-4 of the accompanying prospectus supplement.
      The tables of hypothetical returns assume no Market Disruption Event, Adjustment Event or Settlement Disruption Event occurs. Also, the hypothetical rates of return shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to the notes, tax liabilities could affect the after-tax rate of return on your notes to a comparatively greater extent than the after-tax return on the Reference Shares.
      The market price of each of the Reference Shares has been volatile in the past, and their performance cannot be predicted for any future period. The actual performance of the Reference Shares over the life of the notes, as well as the Redemption Amount payable, may bear little relation to the hypothetical return examples set forth in the tables of hypothetical returns or to the historical price of the Reference Shares set forth in this terms supplement.

Supplemental Information Regarding Taxation in the United States
      The amount of the stated interest rate on each of the notes that constitutes interest on the Deposit (as defined in the accompanying product supplement no. 1) is set forth in the table below.
      Deposit Interest for notes maturing on March 3, 2008 equals 4.88%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Deposit Interest for notes maturing on May 30, 2008 equals 4.85%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Deposit Interest for notes maturing on December 1, 2008 equals 4.75%. The Put Premium is the Interest Rate minus the Deposit Interest.
      Please refer to “Taxation in the United States” beginning on page PS-16 of the accompanying product supplement no. 1.
Supplemental Plan of Distribution
      The notes are being purchased by Natixis Securities North America Inc. (the agent) as principal, pursuant to a terms agreement dated as of [     ●     ] between the agent and us. The agent has agreed to pay our out-of-pocket expenses in connection with the issuance of the notes.
      See “Supplemental plan of distribution” beginning on page PS-19 of the accompanying product supplement no. 1.

Description of AMR Corporation (AMR)

ISIN:	US0017651060
Relevant Exchange:	NYSE
     According to its publicly available documents, AMR Corporation’s operations fall almost entirely in the airline industry. Its principal subsidiaries include American Airlines, Inc., one of the largest scheduled passenger airlines and freight carriers in the world, and AMR Eagle Holding Corporation, which owns two regional airlines that do business as “American Eagle”. Information provided to or filed with the SEC by AMR Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-08400.
Historical Performance of AMR Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$17.380	$10.630	$12.730
Second Quarter	13.930	10.100	12.110
Third Quarter	11.890	6.970	7.330
Fourth Quarter	11.000	6.490	10.950
2005
First Quarter	$11.040	$7.830	$10.700
Second Quarter	14.160	10.110	12.110
Third Quarter	14.470	10.320	11.180
Fourth Quarter	22.710	11.080	22.230
2006
First Quarter	$28.880	$18.760	$27.050
Second Quarter	28.760	21.880	25.420
Third Quarter	27.660	18.830	23.140
Fourth Quarter	34.100	24.100	30.230
2007
First Quarter	$40.660	$30.140	$30.450
Second Quarter	33.120	25.340	26.350
Third Quarter	28.830	20.770	22.290
Fourth Quarter (through October 31, 2007)	24.650	23.310	24.000
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $24.00 and a Knock-In Level of $16.80. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $24.00	$1,000.00	$43.13	$1,043.13	4.3125%
$24.00	$1,000.00	$43.13	$1,043.13	4.3125%
$21.60	$1,000.00	$43.13	$1,043.13	4.3125%
$19.20	$1,000.00	$43.13	$1,043.13	4.3125%
$16.81	$1,000.00	$43.13	$1,043.13	4.3125%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $24.00 and a Knock-In Level of $16.80. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $24.00	$1,000.00	$43.13	$1,043.13	4.313%
$24.00	$1,000.00	$43.13	$1,043.13	4.313%
$21.60	$900.00	$43.13	$943.13	-5.688%
$19.20	$800.00	$43.13	$843.13	-15.688%
$16.80	$700.00	$43.13	$743.13	-25.688%
$11.52	$600.00	$43.13	$643.13	-35.688%
$ 9.60	$500.00	$43.13	$543.13	-45.688%
$ 4.61	$400.00	$43.13	$443.13	-55.688%
$ 3.46	$300.00	$43.13	$343.13	-65.688%
$ 0.92	$200.00	$43.13	$243.13	-75.688%
$ 0.46	$100.00	$43.13	$143.13	-85.688%
$ 0.00	$0.00	$43.13	$43.13	-95.688%

Description of Companhia Vale do Rio Doce (RIO)

ISIN:	US2044122099
Relevant Exchange:	NYSE
     According to its publicly available documents, Companhia Vale do Rio Doce is engaged in mining, non-ferrous metal production and logistics, as well as energy, aluminum and steel activities. Its principal lines of business consist of mining and logistics. It holds exploration claims in Brazil, Angola, Argentina, Australia, Chile, Gabon, Guinea, Mongolia, Mozambique, Peru and South Africa. It operates logistics systems, including railroads and ports that are integrated with its mining operations. Directly and through affiliates and joint ventures, it has investments in the aluminium-related, energy and steel businesses. It also invests in copper, nickel and coal exploration. Information provided to or filed with the SEC by Companhia Vale do Rio Doce pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-15030.
Historical Performance of Companhia Vale do Rio Doce
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$5.239	$4.163	$4.575
Second Quarter	4.758	3.521	3.963
Third Quarter	5.665	3.867	5.618
Fourth Quarter	7.253	5.080	7.253
2005
First Quarter	$9.138	$6.513	$7.903
Second Quarter	8.000	6.400	7.320
Third Quarter	11.195	7.378	10.965
Fourth Quarter	11.270	9.213	10.285
2006
First Quarter	$12.818	$10.570	$12.133
Second Quarter	14.545	10.035	12.020
Third Quarter	12.215	9.880	10.780
Fourth Quarter	15.170	10.450	14.870
2007
First Quarter	$18.800	$13.755	$18.495
Second Quarter	23.775	18.685	22.275
Third Quarter	37.680	19.105	33.930
Fourth Quarter (through October 31, 2007)	37.680	32.730	37.680
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $37.68 and a Knock-In Level of $30.144. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $37.68	$1,000.00	$59.13	$1,059.13	5.9125%
$37.68	$1,000.00	$59.13	$1,059.13	5.9125%
$35.17	$1,000.00	$59.13	$1,059.13	5.9125%
$32.66	$1,000.00	$59.13	$1,059.13	5.9125%
$30.15	$1,000.00	$59.13	$1,059.13	5.9125%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $37.68 and a Knock-In Level of $30.144. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $37.68	$1,000.00	$59.13	$1,059.13	5.913%
$37.68	$1,000.00	$59.13	$1,059.13	5.913%
$33.91	$900.00	$59.13	$959.13	-4.088%
$30.14	$800.00	$59.13	$859.13	-14.088%
$26.38	$700.00	$59.13	$759.13	-24.088%
$18.09	$600.00	$59.13	$659.13	-34.088%
$15.07	$500.00	$59.13	$559.13	-44.088%
$ 7.23	$400.00	$59.13	$459.13	-54.088%
$ 5.43	$300.00	$59.13	$359.13	-64.088%
$ 1.45	$200.00	$59.13	$259.13	-74.088%
$ 0.72	$100.00	$59.13	$159.13	-84.088%
$ 0.00	$0.00	$59.13	$59.13	-94.088%

Description of Echelon Corporation (ELON)

ISIN:	US27874N1054
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Echelon Corporation develops, markets and sells system and network infrastructure products that enable everyday devices — such as air conditioners, appliances, electricity meters, light switches, thermostats, and valves — to be made smart and inter-connected. Information provided to or filed with the SEC by Echelon Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29748.
Historical Performance of Echelon Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$12.510	$10.410	$11.270
Second Quarter	11.970	9.970	11.190
Third Quarter	11.120	6.170	7.880
Fourth Quarter	10.700	7.010	8.440
2005
First Quarter	$8.150	$6.670	$6.840
Second Quarter	7.190	5.970	6.880
Third Quarter	9.530	6.840	9.210
Fourth Quarter	9.180	7.100	7.830
2006
First Quarter	$9.440	$7.760	$9.440
Second Quarter	9.460	7.330	7.490
Third Quarter	8.870	7.050	8.230
Fourth Quarter	9.020	7.780	8.000
2007
First Quarter	$10.540	$7.310	$10.540
Second Quarter	18.640	10.760	15.630
Third Quarter	31.950	15.040	25.010
Fourth Quarter (through October 31, 2007)	25.040	20.750	22.050
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $22.05 and a Knock-In Level of $14.3325. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		3 Month Total Return
Reference Shares on	Payment at	3 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $22.05	$1,000.00	$45.63	$1,045.63	4.5625%
$22.05	$1,000.00	$45.63	$1,045.63	4.5625%
$19.48	$1,000.00	$45.63	$1,045.63	4.5625%
$16.91	$1,000.00	$45.63	$1,045.63	4.5625%
$14.34	$1,000.00	$45.63	$1,045.63	4.5625%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $22.05 and a Knock-In Level of $14.3325. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	3	3 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $22.05	$1,000.00	$45.63	$1,045.63	4.563%
$22.05	$1,000.00	$45.63	$1,045.63	4.563%
$19.85	$900.00	$45.63	$945.63	-5.438%
$17.64	$800.00	$45.63	$845.63	-15.438%
$15.44	$700.00	$45.63	$745.63	-25.438%
$10.58	$600.00	$45.63	$645.63	-35.438%
$ 8.82	$500.00	$45.63	$545.63	-45.438%
$ 4.23	$400.00	$45.63	$445.63	-55.438%
$ 3.18	$300.00	$45.63	$345.63	-65.438%
$ 0.85	$200.00	$45.63	$245.63	-75.438%
$ 0.42	$100.00	$45.63	$145.63	-85.438%
$ 0.00	$0.00	$45.63	$45.63	-95.438%

Description of Force Protection, Inc. (FRPT)

ISIN:	US3452032028
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Force Protection, Inc. manufactures ballistic and blast protected vehicles. Force Protection, Inc.’s specialty vehicles are protected against landmines, hostile fire and Improvised Explosive Devices or IEDs, commonly referred to as roadside bombs. Information provided to or filed with the SEC by Force Protection, Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-33253.
Historical Performance of Force Protection, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$7.080	$0.840	$3.180
Second Quarter	4.080	1.800	2.220
Third Quarter	2.640	1.680	2.220
Fourth Quarter	3.972	1.800	3.336
2005
First Quarter	$3.300	$1.800	$1.840
Second Quarter	2.250	1.380	1.540
Third Quarter	1.780	1.290	1.300
Fourth Quarter	1.360	0.730	0.780
2006
First Quarter	$2.210	$0.720	$1.930
Second Quarter	6.400	1.890	6.400
Third Quarter	9.260	5.440	8.370
Fourth Quarter	17.800	6.800	17.410
2007
First Quarter	$22.940	$14.810	$18.760
Second Quarter	30.270	18.800	20.640
Third Quarter	24.390	14.380	21.660
Fourth Quarter (through October 31, 2007)	20.090	17.260	17.900
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.90 and a Knock-In Level of $11.635. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Monthly
	Value of	3 Monthly	Total Return
Assumed Closing Price of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $17.90	$1,000.00	$80.00	$1,080.00	8.0000%
$17.90	$1,000.00	$80.00	$1,080.00	8.0000%
$15.81	$1,000.00	$80.00	$1,080.00	8.0000%
$13.72	$1,000.00	$80.00	$1,080.00	8.0000%
$11.65	$1,000.00	$80.00	$1,080.00	8.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $17.90 and a Knock-In Level of $11.635. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Monthly
	Value of	3 Monthly	Total Return
Assumed Closing Price of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $17.90	$1,000.00	$80.00	$1,080.00	8.000%
$17.90	$1,000.00	$80.00	$1,080.00	8.000%
$16.11	$900.00	$80.00	$980.00	-2.000%
$14.32	$800.00	$80.00	$880.00	-12.000%
$12.53	$700.00	$80.00	$780.00	-22.000%
$ 8.59	$600.00	$80.00	$680.00	-32.000%
$ 7.16	$500.00	$80.00	$580.00	-42.000%
$ 3.44	$400.00	$80.00	$480.00	-52.000%
$ 2.58	$300.00	$80.00	$380.00	-62.000%
$ 0.69	$200.00	$80.00	$280.00	-72.000%
$ 0.34	$100.00	$80.00	$180.00	-82.000%
$ 0.00	$0.00	$80.00	$80.00	-92.000%

Description of ICICI Bank Limited (IBN)

ISIN:	US45104G1040
Relevant Exchange:	NYSE
     According to its publicly available documents, ICICI Bank Limited is a bank incorporated in India that offers products and services in the areas of commercial banking to retail and corporate customers (both domestic and international), treasury and investment banking and other products like insurance and asset management. It provides a range of commercial banking and project finance products and services, including loan products, fee and commission-based products and services, deposits and foreign exchange and derivatives products to India’s leading corporations, growth-oriented middle market companies and small and medium enterprises. Information provided to or filed with the SEC by ICICI Bank Limited pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-15002.
Historical Performance of ICICI Bank Limited
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$18.330	$13.500	$15.950
Second Quarter	17.250	11.570	12.100
Third Quarter	13.910	11.250	13.800
Fourth Quarter	20.450	13.760	20.150
2005
First Quarter	$22.650	$18.270	$20.720
Second Quarter	22.230	18.080	21.850
Third Quarter	28.250	22.000	28.250
Fourth Quarter	29.470	22.040	28.800
2006
First Quarter	$32.260	$27.680	$27.680
Second Quarter	30.270	22.490	23.650
Third Quarter	30.710	21.250	30.710
Fourth Quarter	42.450	30.170	41.740
2007
First Quarter	$46.740	$36.540	$36.750
Second Quarter	49.690	36.530	49.150
Third Quarter	69.440	38.030	52.720
Fourth Quarter (through October 31, 2007)	69.440	56.110	69.440
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $69.44 and a Knock-In Level of $52.08. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $69.44	$1,000.00	$32.63	$1,032.63	3.2625%
$69.44	$1,000.00	$32.63	$1,032.63	3.2625%
$63.65	$1,000.00	$32.63	$1,032.63	3.2625%
$57.87	$1,000.00	$32.63	$1,032.63	3.2625%
$52.09	$1,000.00	$32.63	$1,032.63	3.2625%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $69.44 and a Knock-In Level of $52.08. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $69.44	$1,000.00	$32.63	$1,032.63	3.263%
$69.44	$1,000.00	$32.63	$1,032.63	3.263%
$62.50	$900.00	$32.63	$932.63	-6.738%
$55.55	$800.00	$32.63	$832.63	-16.738%
$48.61	$700.00	$32.63	$732.63	-26.738%
$33.33	$600.00	$32.63	$632.63	-36.738%
$27.78	$500.00	$32.63	$532.63	-46.738%
$13.33	$400.00	$32.63	$432.63	-56.738%
$10.00	$300.00	$32.63	$332.63	-66.738%
$ 2.67	$200.00	$32.63	$232.63	-76.738%
$ 1.33	$100.00	$32.63	$132.63	-86.738%
$ 0.00	$0.00	$32.63	$32.63	-96.738%

Description of InterOil Corporation (IOC)

ISIN:	CA4609511064
Relevant Exchange:	AMEX
     According to its publicly available documents, InterOil Corporation is a developing fully-integrated energy company incorporated in Canada whose focus is on operations in Papua New Guinea and its surrounding region. It has four business segments: Exploration and Production, Liquefaction, Refining and Marketing, Wholesale and Retail Distribution, and Corporate and Consolidations. Information provided to or filed with the SEC by InterOil Corporation pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-32179.
Historical Performance of InterOil Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$29.500	$23.450	$26.690
Second Quarter	27.300	20.820	21.750
Third Quarter	23.230	14.835	22.150
Fourth Quarter	39.750	24.500	37.840
2005
First Quarter	$43.300	$33.490	$34.960
Second Quarter	35.190	21.790	27.180
Third Quarter	31.600	21.750	23.300
Fourth Quarter	28.490	17.950	26.800
2006
First Quarter	$20.000	$13.120	$13.140
Second Quarter	19.000	12.750	19.000
Third Quarter	19.750	13.500	18.930
Fourth Quarter	30.290	15.250	30.290
2007
First Quarter	$27.350	$22.340	$26.600
Second Quarter	43.940	18.940	18.940
Third Quarter	40.750	19.270	31.600
Fourth Quarter (through October 31, 2007)	25.200	22.330	23.260
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.26 and a Knock-In Level of $15.119. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $23.26	$1,000.00	$82.75	$1,082.75	8.2750%
$23.26	$1,000.00	$82.75	$1,082.75	8.2750%
$20.55	$1,000.00	$82.75	$1,082.75	8.2750%
$17.83	$1,000.00	$82.75	$1,082.75	8.2750%
$15.13	$1,000.00	$82.75	$1,082.75	8.2750%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.26 and a Knock-In Level of $15.119. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $23.26	$1,000.00	$82.75	$1,082.75	8.275%
$23.26	$1,000.00	$82.75	$1,082.75	8.275%
$20.93	$900.00	$82.75	$982.75	-1.725%
$18.61	$800.00	$82.75	$882.75	-11.725%
$16.28	$700.00	$82.75	$782.75	-21.725%
$11.16	$600.00	$82.75	$682.75	-31.725%
$ 9.30	$500.00	$82.75	$582.75	-41.725%
$ 4.47	$400.00	$82.75	$482.75	-51.725%
$ 3.35	$300.00	$82.75	$382.75	-61.725%
$ 0.89	$200.00	$82.75	$282.75	-71.725%
$ 0.45	$100.00	$82.75	$182.75	-81.725%
$ 0.00	$0.00	$82.75	$82.75	-91.725%

Description of iShares® MSCI® Brazil Index Fund (EWZ)

ISIN:	US4642864007
Relevant Exchange:	NYSE
     According to its publicly available documents, iShares® MSCI® Brazil Index Fund (the MSCI Brazil Fund) is one of numerous separate investment portfolios called “Funds” which make up iShares®, Inc., a registered investment company. The MSCI Brazil Fund seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in the Brazilian market, as represented by the MSCI® Brazil Index (the MSCI Brazil Index). However, an index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the MSCI Brazil Fund is Barclays Global Fund Advisors (BGFA). BGFA uses a representative sampling strategy for the MSCI Brazil Fund, according to which it invests in a representative sample of stocks underlying the MSCI Brazil Index, which have a similar investment profile as the MSCI Brazil Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the MSCI Brazil Index. Morgan Stanley Capital International Inc. (MSCI) owns the copyright and all other rights to the MSCI Brazil Index. MSCI has no obligation to continue to publish and may discontinue publication of the MSCI Brazil Index.
     The MSCI Brazil Index is a free float-adjusted market capitalization index designed to measure equity market performance in the Brazilian market. The MSCI Brazil Index consists of stocks traded primarily on the Bolsa de Valores de Sao Paulo. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization of the Brazilian equity market. Component companies are adjusted for available float and must meet objective criteria for inclusion to the MSCI Brazil Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI rebalances their indexes quarterly to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace.
     For additional information regarding iShares®, Inc., BGFA, the MSCI Brazil Fund and the risk factors attributable to the MSCI Brazil Fund, please see the relevant materials filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.
Historical Performance of iShares® MSCI® Brazil Index Fund
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$18.730	$15.590	$16.800
Second Quarter	17.340	12.490	14.710
Third Quarter	18.570	14.670	18.540
Fourth Quarter	22.240	18.300	22.240
2005
First Quarter	$25.540	$19.800	$22.780
Second Quarter	25.020	21.170	24.820
Third Quarter	33.450	23.650	33.320
Fourth Quarter	36.020	29.020	33.370
2006
First Quarter	$43.140	$34.830	$39.950
Second Quarter	46.980	31.920	39.120
Third Quarter	40.880	36.110	38.470
Fourth Quarter	46.850	38.090	46.850
2007
First Quarter	$49.320	$42.700	$49.220
Second Quarter	62.920	49.580	61.420
Third Quarter	85.600	51.280	73.550
Fourth Quarter (through October 31, 2007)	85.600	75.600	85.600
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $85.60 and a Knock-In Level of $68.48. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $85.60	$1,000.00	$41.75	$1,041.75	4.1750%
$85.60	$1,000.00	$41.75	$1,041.75	4.1750%
$79.89	$1,000.00	$41.75	$1,041.75	4.1750%
$74.19	$1,000.00	$41.75	$1,041.75	4.1750%
$68.49	$1,000.00	$41.75	$1,041.75	4.1750%

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $85.60 and a Knock-In Level of $68.48. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $85.60	$1,000.00	$41.75	$1,041.75	4.175%
$85.60	$1,000.00	$41.75	$1,041.75	4.175%
$77.04	$900.00	$41.75	$941.75	-5.825%
$68.48	$800.00	$41.75	$841.75	-15.825%
$59.92	$700.00	$41.75	$741.75	-25.825%
$41.09	$600.00	$41.75	$641.75	-35.825%
$34.24	$500.00	$41.75	$541.75	-45.825%
$16.44	$400.00	$41.75	$441.75	-55.825%
$12.33	$300.00	$41.75	$341.75	-65.825%
$ 3.29	$200.00	$41.75	$241.75	-75.825%
$ 1.64	$100.00	$41.75	$141.75	-85.825%
$ 0.00	$0.00	$41.75	$41.75	-95.825%

Description of Petróleo Brasileiro S.A. — Petrobras (PBR)

ISIN:	US71654V4086
Relevant Exchange:	NYSE
     According to its publicly available documents, Petróleo Brasileiro S.A. — Petrobras is a wholly owned enterprise of the Brazilian Government, which is engaged in the energy sector. It is divided into four business areas: Exploration and Production, Downstream, Gas & Energy and International, plus two support functions: Finance and Services. Information provided to or filed with the SEC by Petróleo Brasileiro S.A. — Petrobras pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 001-15106.
Historical Performance of Petróleo Brasileiro S.A. — Petrobras
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$17.055	$14.640	$16.750
Second Quarter	17.570	12.175	14.035
Third Quarter	18.025	13.430	17.625
Fourth Quarter	20.185	17.215	19.890
2005
First Quarter	$24.905	$18.705	$22.090
Second Quarter	26.485	20.500	26.065
Third Quarter	36.685	24.770	35.745
Fourth Quarter	36.700	29.475	35.635
2006
First Quarter	$47.250	$37.360	$43.335
Second Quarter	53.460	35.090	44.655
Third Quarter	47.470	38.335	41.915
Fourth Quarter	51.495	39.255	51.495
2007
First Quarter	$50.660	$42.260	$49.755
Second Quarter	61.715	49.650	60.635
Third Quarter	95.630	53.560	75.500
Fourth Quarter (through October 31, 2007)	95.630	79.780	95.630
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $95.63 and a Knock-In Level of $76.504. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $95.63	$1,000.00	$48.13	$1,048.13	4.8125%
$95.63	$1,000.00	$48.13	$1,048.13	4.8125%
$89.25	$1,000.00	$48.13	$1,048.13	4.8125%
$82.88	$1,000.00	$48.13	$1,048.13	4.8125%
$76.51	$1,000.00	$48.13	$1,048.13	4.8125%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $95.63 and a Knock-In Level of $76.504. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price of	Value of	3 Monthly	Total Return
Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $95.63	$1,000.00	$48.13	$1,048.13	4.813%
$95.63	$1,000.00	$48.13	$1,048.13	4.813%
$86.07	$900.00	$48.13	$948.13	-5.188%
$76.50	$800.00	$48.13	$848.13	-15.188%
$66.94	$700.00	$48.13	$748.13	-25.188%
$45.90	$600.00	$48.13	$648.13	-35.188%
$38.25	$500.00	$48.13	$548.13	-45.188%
$18.36	$400.00	$48.13	$448.13	-55.188%
$13.77	$300.00	$48.13	$348.13	-65.188%
$ 3.67	$200.00	$48.13	$248.13	-75.188%
$ 1.84	$100.00	$48.13	$148.13	-85.188%
$ 0.00	$0.00	$48.13	$48.13	-95.188%

Description of Rambus, Inc. (RMBS)

ISIN:	US7509171069
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Rambus Inc. invents and licenses chip interface technologies that are foundational to nearly all digital electronics products. Its chip interface technologies are designed to improve the time-to-market, performance, and cost-effectiveness of semiconductor and system products for computing, communications and consumer electronics applications. Information provided to or filed with the SEC by Rambus Inc. pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-22339.
Historical Performance of Rambus, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$35.200	$24.350	$28.020
Second Quarter	29.440	15.700	17.730
Third Quarter	17.860	12.690	15.690
Fourth Quarter	27.500	15.150	23.000
2005
First Quarter	$22.880	$13.120	$15.070
Second Quarter	15.670	13.330	13.380
Third Quarter	14.640	10.290	12.100
Fourth Quarter	17.730	10.820	16.190
2006
First Quarter	$39.810	$18.200	$39.340
Second Quarter	46.800	20.550	22.810
Third Quarter	24.330	10.260	17.440
Fourth Quarter	23.100	15.990	18.930
2007
First Quarter	$23.500	$17.390	$21.250
Second Quarter	21.800	17.780	17.980
Third Quarter	21.390	12.460	19.110
Fourth Quarter (through October 31, 2007)	20.220	19.120	19.790
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $19.79 and a Knock-In Level of $12.8635. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $19.79	$1,000.00	$37.63	$1,037.63	3.7625%
$19.79	$1,000.00	$37.63	$1,037.63	3.7625%
$17.48	$1,000.00	$37.63	$1,037.63	3.7625%
$15.17	$1,000.00	$37.63	$1,037.63	3.7625%
$12.87	$1,000.00	$37.63	$1,037.63	3.7625%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $19.79 and a Knock-In Level of $12.8635. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Month
Assumed Closing Price	Value of	3 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $19.79	$1,000.00	$37.63	$1,037.63	3.763%
$19.79	$1,000.00	$37.63	$1,037.63	3.763%
$17.81	$900.00	$37.63	$937.63	-6.238%
$15.83	$800.00	$37.63	$837.63	-16.238%
$13.85	$700.00	$37.63	$737.63	-26.238%
$ 9.50	$600.00	$37.63	$637.63	-36.238%
$ 7.92	$500.00	$37.63	$537.63	-46.238%
$ 3.80	$400.00	$37.63	$437.63	-56.238%
$ 2.85	$300.00	$37.63	$337.63	-66.238%
$ 0.76	$200.00	$37.63	$237.63	-76.238%
$ 0.38	$100.00	$37.63	$137.63	-86.238%
$ 0.00	$0.00	$37.63	$37.63	-96.238%

Description of TASER International, Inc. (TASR)

ISIN:	US87651B1044
Relevant Exchange:	NASDAQ
     According to its publicly available documents, TASER International, Inc. is engaged in the development and manufacture of advanced electronic control devices designed for use in law enforcement, corrections, private security and personal defense. It makes electronic control devices for the law enforcement, military, and corrections market, and the consumer market. Information provided to or filed with the SEC by TASER International, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-16391.
Historical Performance of TASER International, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$20.205	$7.075	$19.588
Second Quarter	29.675	12.400	21.615
Third Quarter	22.250	12.615	18.775
Fourth Quarter	32.590	18.510	31.650
2005
First Quarter	$29.980	$11.990	$12.000
Second Quarter	11.680	7.640	10.040
Third Quarter	10.240	5.880	6.170
Fourth Quarter	7.980	5.420	6.960
2006
First Quarter	$10.910	$7.060	$10.590
Second Quarter	11.040	7.470	7.910
Third Quarter	8.570	6.890	7.660
Fourth Quarter	9.690	7.430	7.610
2007
First Quarter	$8.560	$7.440	$8.030
Second Quarter	13.960	7.850	13.960
Third Quarter	18.810	13.340	15.690
Fourth Quarter (through October 31, 2007)	17.240	16.000	16.650
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $16.65 and a Knock-In Level of $11.655. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			3 Monthly
	Value of	3 Monthly	Total Return
Assumed Closing Price of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $16.65	$1,000.00	$57.50	$1,057.50	5.7500%
$16.65	$1,000.00	$57.50	$1,057.50	5.7500%
$14.99	$1,000.00	$57.50	$1,057.50	5.7500%
$13.32	$1,000.00	$57.50	$1,057.50	5.7500%
$11.67	$1,000.00	$57.50	$1,057.50	5.7500%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $16.65 and a Knock-In Level of $11.655. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			3 Monthly
	Value of	3 Monthly	Total Return
Assumed Closing Price of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $16.65	$1,000.00	$57.50	$1,057.50	5.750%
$16.65	$1,000.00	$57.50	$1,057.50	5.750%
$14.99	$900.00	$57.50	$957.50	-4.250%
$13.32	$800.00	$57.50	$857.50	-14.250%
$11.66	$700.00	$57.50	$757.50	-24.250%
$ 7.99	$600.00	$57.50	$657.50	-34.250%
$ 6.66	$500.00	$57.50	$557.50	-44.250%
$ 3.20	$400.00	$57.50	$457.50	-54.250%
$ 2.40	$300.00	$57.50	$357.50	-64.250%
$ 0.64	$200.00	$57.50	$257.50	-74.250%
$ 0.32	$100.00	$57.50	$157.50	-84.250%
$ 0.00	$0.00	$57.50	$57.50	-94.250%

Description of Baidu.com, Inc. (BIDU)

ISIN:	US0567521085
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Baidu.com, Inc. is a Chinese language Internet search provider, incorporated in the Cayman Islands and conducting its operations principally through Baidu Online, its wholly owned subsidiary in Beijing, China. Baidu.com, Inc. offers a Chinese language search platform, which consists of its websites and certain online application software, as well as Baidu Union, a network of third-party websites and software applications. Information provided to or filed with the SEC by Baidu.com, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 000-51469.
Historical Performance of Baidu.com, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since August 5, 2005. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2005
Third Quarter	$122.540	$27.000	$64.020
Fourth Quarter	83.770	62.220	62.920
2006
First Quarter	$66.680	$45.150	$56.070
Second Quarter	89.850	54.900	82.530
Third Quarter	93.040	68.700	87.540
Fourth Quarter	126.570	83.190	112.690
2007
First Quarter	$131.180	$95.750	$96.550
Second Quarter	167.980	93.520	167.980
Third Quarter	382.490	168.890	289.650
Fourth Quarter (through October 31, 2007)	382.490	316.260	382.490
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $382.49 and a Knock-In Level of $248.6185. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $382.49	$1,000.00	$111.00	$1,111.00	11.1000%
$382.49	$1,000.00	$111.00	$1,111.00	11.1000%
$337.87	$1,000.00	$111.00	$1,111.00	11.1000%
$293.24	$1,000.00	$111.00	$1,111.00	11.1000%
$248.63	$1,000.00	$111.00	$1,111.00	11.1000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $382.49 and a Knock-In Level of $248.6185. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	6	6 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $382.49	$1,000.00	$111.00	$1,111.00	11.100%
$382.49	$1,000.00	$111.00	$1,111.00	11.100%
$344.24	$900.00	$111.00	$1,011.00	1.100%
$305.99	$800.00	$111.00	$911.00	-8.900%
$267.74	$700.00	$111.00	$811.00	-18.900%
$183.60	$600.00	$111.00	$711.00	-28.900%
$153.00	$500.00	$111.00	$611.00	-38.900%
$ 73.44	$400.00	$111.00	$511.00	-48.900%
$ 55.08	$300.00	$111.00	$411.00	-58.900%
$ 14.69	$200.00	$111.00	$311.00	-68.900%
$ 7.34	$100.00	$111.00	$211.00	-78.900%
$ 0.00	$0.00	$111.00	$111.00	-88.900%

Description of iShares® MSCI® Emerging Markets Index Fund (EEM)

ISIN:	US4642872349
Relevant Exchange:	NYSE
     According to its publicly available documents, iShares® MSCI® Emerging Markets Index Fund (the MSCI Emerging Markets Fund) is one of numerous separate investment portfolios called “Funds” which make up iShares®, Inc., a registered investment company. The MSCI Emerging Markets Fund seeks to provide investment results that correspond generally to the price and yield performance of publicly traded securities in emerging markets, as represented by the MSCI® Emerging Markets Index (the MSCI Emerging Markets Index). However, an index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the MSCI Emerging Markets Fund is BGFA. BGFA uses a representative sampling strategy for the MSCI Emerging Markets Fund, according to which it invests in a representative sample of stocks underlying the MSCI Emerging Markets Index, which have a similar investment profile as the MSCI Emerging Markets Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the MSCI Emerging Markets Index. MSCI owns the copyright and all other rights to the MSCI Emerging Markets Index. MSCI has no obligation to continue to publish and may discontinue publication of the MSCI Emerging Markets Index.
     The MSCI Emerging Markets Index is a free float-adjusted market capitalization index designed to measure equity market performance in the global emerging markets. As of June 30, 2007, the MSCI Emerging Markets Index holdings by country consisted of the following 22 countries: Argentina, Brazil, Chile, China, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Israel, Malaysia, Mexico, Peru, Philippines, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. It is a capitalization-weighted index that aims to capture 85% of the (publicly available) total market capitalization. Component companies are adjusted for available float and must meet objective criteria for inclusion to the MSCI Emerging Markets Index, taking into consideration unavailable strategic shareholdings and limitations to foreign ownership. MSCI rebalances their indexes quarterly to ensure that the indexes continue to be an accurate reflection of the evolving equity marketplace.
     For additional information regarding iShares®, Inc., BGFA, the MSCI Emerging Markets Fund and the risk factors attributable to the MSCI Emerging Markets Fund, please see the relevant materials filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.
Historical Performance of iShares® MSCI® Emerging Markets Index Fund
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$59.507	$55.150	$58.500
Second Quarter	60.613	47.653	53.877
Third Quarter	57.500	50.890	57.500
Fourth Quarter	67.283	56.700	67.283
2005
First Quarter	$73.950	$63.633	$67.600
Second Quarter	73.110	65.100	71.600
Third Quarter	85.020	71.830	84.880
Fourth Quarter	89.500	75.150	88.250
2006
First Quarter	$100.780	$91.550	$99.000
Second Quarter	111.100	81.950	93.900
Third Quarter	99.300	87.600	96.770
Fourth Quarter	114.600	95.300	114.170
2007
First Quarter	$118.630	$105.290	$116.500
Second Quarter	133.200	117.450	131.650
Third Quarter	167.190	118.500	149.450
Fourth Quarter (through October 31, 2007)	167.190	153.300	167.190
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $167.19 and a Knock-In Level of $133.752. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $167.19	$1,000.00	$66.50	$1,066.50	6.6500%
$167.19	$1,000.00	$66.50	$1,066.50	6.6500%
$156.04	$1,000.00	$66.50	$1,066.50	6.6500%
$144.90	$1,000.00	$66.50	$1,066.50	6.6500%
$133.76	$1,000.00	$66.50	$1,066.50	6.6500%

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $167.19 and a Knock-In Level of $133.752. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	6	6 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $167.19	$1,000.00	$66.50	$1,066.50	6.650%
$167.19	$1,000.00	$66.50	$1,066.50	6.650%
$150.47	$900.00	$66.50	$966.50	-3.350%
$133.75	$800.00	$66.50	$866.50	-13.350%
$117.03	$700.00	$66.50	$766.50	-23.350%
$ 80.25	$600.00	$66.50	$666.50	-33.350%
$ 66.88	$500.00	$66.50	$566.50	-43.350%
$ 32.10	$400.00	$66.50	$466.50	-53.350%
$ 24.08	$300.00	$66.50	$366.50	-63.350%
$ 6.42	$200.00	$66.50	$266.50	-73.350%
$ 3.21	$100.00	$66.50	$166.50	-83.350%
$ 0.00	$0.00	$66.50	$66.50	-93.350%

Description of Fuel Tech, Inc. (FTEK)

ISIN:	US3595231073
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Fuel Tech, Inc. is a fully integrated company that uses a suite of advanced technologies to provide boiler optimization, efficiency improvement and air pollution reduction and control solutions to utility and industrial customers worldwide. Fuel Tech’s special focus is the worldwide marketing of its nitrogen oxide reduction process, which reduces NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources, and and its FUEL CHEM® processes, which improves the efficiency, reliability and environmental status of combustion units. Information filed with the SEC by Fuel Tech, Inc. under the Exchange Act can be located by reference to SEC file number 001-33059.
Historical Performance of Fuel Tech, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$5.150	$3.500	$5.000
Second Quarter	5.284	3.790	5.100
Third Quarter	5.180	4.030	4.900
Fourth Quarter	5.270	4.300	4.670
2005
First Quarter	$6.720	$4.660	$5.910
Second Quarter	7.150	5.150	6.050
Third Quarter	9.350	5.800	9.250
Fourth Quarter	9.880	7.590	9.070
2006
First Quarter	$16.450	$8.300	$15.990
Second Quarter	18.500	11.360	12.100
Third Quarter	16.420	10.100	14.890
Fourth Quarter	25.870	14.600	24.640
2007
First Quarter	$29.600	$23.530	$24.650
Second Quarter	37.930	21.930	34.250
Third Quarter	35.480	21.960	22.090
Fourth Quarter (through October 31, 2007)	30.380	28.820	29.570
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.57 and a Knock-In Level of $17.742. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $29.57	$1,000.00	$101.50	$1,101.50	10.1500%
$29.57	$1,000.00	$101.50	$1,101.50	10.1500%
$25.63	$1,000.00	$101.50	$1,101.50	10.1500%
$21.68	$1,000.00	$101.50	$1,101.50	10.1500%
$17.75	$1,000.00	$101.50	$1,101.50	10.1500%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $29.57 and a Knock-In Level of $17.742. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	6	6 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $29.57	$1,000.00	$101.50	$1,101.50	10.150%
$29.57	$1,000.00	$101.50	$1,101.50	10.150%
$26.61	$900.00	$101.50	$1,001.50	0.150%
$23.66	$800.00	$101.50	$901.50	-9.850%
$20.70	$700.00	$101.50	$801.50	-19.850%
$14.19	$600.00	$101.50	$701.50	-29.850%
$11.83	$500.00	$101.50	$601.50	-39.850%
$ 5.68	$400.00	$101.50	$501.50	-49.850%
$ 4.26	$300.00	$101.50	$401.50	-59.850%
$ 1.14	$200.00	$101.50	$301.50	-69.850%
$ 0.57	$100.00	$101.50	$201.50	-79.850%
$ 0.00	$0.00	$101.50	$101.50	-89.850%

Description of iShares® FTSE/ Xinhua China 25 Index Fund (FXI)

ISIN:	US4642871846
Relevant Exchange:	NYSE
     According to its publicly available documents, iShares® FTSE/ Xinhua China 25 Index Fund (the China 25 Fund) is one of numerous separate investment portfolios called “Funds” which make up iShares®, Inc., a registered investment company. The China 25 Fund seeks to provide investment results that correspond generally to the price and yield performance of publicly traded equity securities of large Chinese companies listed on The Stock Exchange of Hong Kong Ltd. (the HKSE), as represented by the FTSE/ Xinhua China 25 Index (the China 25 Index). However, an index is a theoretical financial calculation, while a fund is an actual investment portfolio. The performance of a fund and its underlying index may vary somewhat due to transaction costs, foreign currency valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. The investment adviser for the China 25 Fund is BGFA. BGFA uses a representative sampling strategy for the China 25 Fund, according to which it invests in a representative sample of stocks underlying the China 25 Index, which have a similar investment profile as the China 25 Index. Stocks selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return on variability, earnings valuation and yield) and liquidity measure similar to those of the China 25 Index.
     The China 25 Index is a stock index calculated, published and disseminated by FTSE Xinhua Index Limited (FXI), a joint venture of FTSE International Limited and Xinhua Financial Network Limited, and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE. The China 25 Index is based on the 25 largest and most liquid Chinese stocks (called “H-shares” and “Red Chip” shares) based on full market-capitalization value, listed and trading on the HKSE. “H-shares” are securities of companies incorporated in the People’s Republic of China and nominated by the Chinese government for listing and trading on the HKSE. “Red Chip” shares are securities of Hong Kong-incorporated companies listed and traded on the HKSE, which are substantially owned directly or indirectly by the Chinese government and have the majority of their business interests in mainland China. The China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the China 25 Index. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events.
     For additional information regarding iShares®, Inc., BGFA, the China 25 Fund and the risk factors attributable to the China 25 Fund, please see the relevant materials filed with the SEC by iShares®, Inc. under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended (File Nos. 033-97598 and 811-09102, respectively). Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Exchange Act can be located by reference to SEC file number 001-15897.
Historical Performance of iShares® FTSE/ Xinhua China 25 Index Fund
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since October 8, 2004. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
Fourth Quarter	$56.500	$50.600	$55.470
2005
First Quarter	$57.800	$52.000	$54.600
Second Quarter	57.510	52.740	57.110
Third Quarter	65.800	56.820	64.240
Fourth Quarter	64.600	56.650	61.620
2006
First Quarter	$74.550	$62.990	$74.280
Second Quarter	83.730	66.000	76.800
Third Quarter	82.050	73.440	81.350
Fourth Quarter	112.400	81.390	111.450
2007
First Quarter	$116.400	$91.650	$102.430
Second Quarter	129.940	104.480	128.850
Third Quarter	218.510	119.740	180.000
Fourth Quarter (through October 31, 2007)	218.510	201.500	218.510
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $218.51 and a Knock-In Level of $152.957. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $218.51	$1,000.00	$103.75	$1,103.75	10.3750%
$218.51	$1,000.00	$103.75	$1,103.75	10.3750%
$196.66	$1,000.00	$103.75	$1,103.75	10.3750%
$174.81	$1,000.00	$103.75	$1,103.75	10.3750%
$152.97	$1,000.00	$103.75	$1,103.75	10.3750%

     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $218.51 and a Knock-In Level of $152.957. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	6	6 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $218.51	$1,000.00	$103.75	$1,103.75	10.375%
$218.51	$1,000.00	$103.75	$1,103.75	10.375%
$196.66	$900.00	$103.75	$1,003.75	0.375%
$174.81	$800.00	$103.75	$903.75	-9.625%
$152.96	$700.00	$103.75	$803.75	-19.625%
$104.88	$600.00	$103.75	$703.75	-29.625%
$ 87.40	$500.00	$103.75	$603.75	-39.625%
$ 41.95	$400.00	$103.75	$503.75	-49.625%
$ 31.47	$300.00	$103.75	$403.75	-59.625%
$ 8.39	$200.00	$103.75	$303.75	-69.625%
$ 4.20	$100.00	$103.75	$203.75	-79.625%
$ 0.00	$0.00	$103.75	$103.75	-89.625%

Description of Peabody Energy Corporation (BTU)

ISIN:	US7045491047
Relevant Exchange:	NYSE
     According to its publicly available documents, Peabody Energy Corporation is a private-sector coal company that owns majority interests in coal operations located throughout all major U.S. coal producing regions and in Australia. In addition to its mining operations, it markets, brokers and trades coal. Peabody Energy Corporation’s other energy related commercial activities include the development of mine-mouth coal-fueled generating plants, the management of its coal reserve and real estate holdings, coalbed methane production, and Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels. Information filed with the SEC by Peabody Energy Corporation under the Exchange Act can be located by reference to SEC file number 001-16463.
Historical Performance of Peabody Energy Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$11.413	$8.571	$10.886
Second Quarter	13.105	10.123	13.105
Third Quarter	14.058	11.991	13.927
Fourth Quarter	19.663	13.355	18.938
2005
First Quarter	$23.354	$17.348	$21.702
Second Quarter	26.107	18.425	24.361
Third Quarter	39.486	24.899	39.486
Fourth Quarter	40.314	33.798	38.582
2006
First Quarter	$48.577	$39.415	$47.196
Second Quarter	68.944	44.818	52.195
Third Quarter	54.039	32.675	34.435
Fourth Quarter	45.033	33.002	37.833
2007
First Quarter	$41.606	$34.173	$37.674
Second Quarter	51.718	38.142	45.295
Third Quarter	54.236	36.916	44.818
Fourth Quarter (through October 31, 2007)	54.236	46.802	52.195
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $52.195 and a Knock-In Level of $41.756. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $52.20	$1,000.00	$70.75	$1,070.75	7.0750%
$52.20	$1,000.00	$70.75	$1,070.75	7.0750%
$48.72	$1,000.00	$70.75	$1,070.75	7.0750%
$45.24	$1,000.00	$70.75	$1,070.75	7.0750%
$41.77	$1,000.00	$70.75	$1,070.75	7.0750%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $52.195 and a Knock-In Level of $41.756. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $52.20	$1,000.00	$70.75	$1,070.75	7.075%
$52.20	$1,000.00	$70.75	$1,070.75	7.075%
$46.98	$900.00	$70.75	$970.75	-2.925%
$41.76	$800.00	$70.75	$870.75	-12.925%
$36.54	$700.00	$70.75	$770.75	-22.925%
$25.05	$600.00	$70.75	$670.75	-32.925%
$20.88	$500.00	$70.75	$570.75	-42.925%
$10.02	$400.00	$70.75	$470.75	-52.925%
$ 7.52	$300.00	$70.75	$370.75	-62.925%
$ 2.00	$200.00	$70.75	$270.75	-72.925%
$ 1.00	$100.00	$70.75	$170.75	-82.925%
$ 0.00	$0.00	$70.75	$70.75	-92.925%

Description of Progenics Pharmaceuticals, Inc. (PGNX)

ISIN:	US7431871067
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Progenics Pharmaceuticals, Inc. is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Its principal programs are directed toward gastroenterology, virology and oncology. Information filed with the SEC by Progenics Pharmaceuticals, Inc. under the Exchange Act can be located by reference to SEC file number 000-23143.
Historical Performance of Progenics Pharmaceuticals, Inc.
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$23.100	$17.790	$19.040
Second Quarter	20.430	15.020	16.850
Third Quarter	16.400	8.610	14.650
Fourth Quarter	17.640	13.200	17.160
2005
First Quarter	$23.940	$14.800	$16.810
Second Quarter	21.240	16.000	20.860
Third Quarter	25.020	21.390	23.710
Fourth Quarter	26.820	20.900	25.010
2006
First Quarter	$30.089	$25.310	$26.490
Second Quarter	26.360	20.230	24.060
Third Quarter	25.220	20.200	23.460
Fourth Quarter	29.500	22.950	25.740
2007
First Quarter	$30.250	$22.570	$23.680
Second Quarter	27.240	21.270	21.570
Third Quarter	25.560	20.980	22.110
Fourth Quarter (through October 31, 2007)	23.850	22.770	23.160
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.16 and a Knock-In Level of $13.896. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $23.16	$1,000.00	$100.00	$1,100.00	10.0000%
$23.16	$1,000.00	$100.00	$1,100.00	10.0000%
$20.07	$1,000.00	$100.00	$1,100.00	10.0000%
$16.98	$1,000.00	$100.00	$1,100.00	10.0000%
$13.91	$1,000.00	$100.00	$1,100.00	10.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $23.16 and a Knock-In Level of $13.896. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of	6	6 Month Total Return
Reference Shares on	Payment at	Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $23.16	$1,000.00	$100.00	$1,100.00	10.000%
$23.16	$1,000.00	$100.00	$1,100.00	10.000%
$20.84	$900.00	$100.00	$1,000.00	0.000%
$18.53	$800.00	$100.00	$900.00	-10.000%
$16.21	$700.00	$100.00	$800.00	-20.000%
$11.12	$600.00	$100.00	$700.00	-30.000%
$ 9.26	$500.00	$100.00	$600.00	-40.000%
$ 4.45	$400.00	$100.00	$500.00	-50.000%
$ 3.34	$300.00	$100.00	$400.00	-60.000%
$ 0.89	$200.00	$100.00	$300.00	-70.000%
$ 0.44	$100.00	$100.00	$200.00	-80.000%
$ 0.00	$0.00	$100.00	$100.00	-90.000%

Description of Smith & Wesson Holding Corporation (SWHC)

ISIN:	US8317561012
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Smith & Wesson Holding Corporation manufactures a wide array of pistols, revolvers, tactical rifles, hunting rifles, black powder firearms, handcuffs, and firearm-related products and accessories for sale to a wide variety of customers, including gun enthusiasts, collectors, hunters, sportsmen, competitive shooters, protection focused individuals, law enforcement agencies and officers, and military agencies in the United States and throughout the world. Information filed with the SEC by Smith & Wesson Holding Corporation under the Exchange Act can be located by reference to SEC file number 001-31552.
Historical Performance of Smith & Wesson Holding Corporation
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$1.800	$1.500	$1.680
Second Quarter	2.090	1.420	1.580
Third Quarter	1.940	1.300	1.600
Fourth Quarter	1.750	1.390	1.750
2005
First Quarter	$2.750	$1.600	$2.410
Second Quarter	4.150	2.410	4.020
Third Quarter	5.970	3.880	5.620
Fourth Quarter	5.540	3.590	3.930
2006
First Quarter	$6.360	$3.890	$6.050
Second Quarter	8.340	6.010	8.220
Third Quarter	13.880	7.500	13.880
Fourth Quarter	14.690	9.880	10.340
2007
First Quarter	$13.510	$10.310	$13.090
Second Quarter	16.990	12.450	16.750
Third Quarter	21.900	12.090	19.090
Fourth Quarter (through October 31, 2007)	21.750	12.090	12.090
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $12.09 and a Knock-In Level of $8.463. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly
Determination Date	Maturity	Interest Payments	$	%

Greater than: $12.09	$1,000.00	$100.00	$1,100.00	10.0000%
$12.09	$1,000.00	$100.00	$1,100.00	10.0000%
$10.88	$1,000.00	$100.00	$1,100.00	10.0000%
$ 9.67	$1,000.00	$100.00	$1,100.00	10.0000%
$ 8.47	$1,000.00	$100.00	$1,100.00	10.0000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $12.09 and a Knock-In Level of $8.463. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

Assumed Closing Price of	Value of		6 Month Total Return
Reference Shares on	Payment at	6 Monthly Interest
Determination Date	Maturity	Payments	$	%

Greater than: $12.09	$1,000.00	$100.00	$1,100.00	10.000%
$12.09	$1,000.00	$100.00	$1,100.00	10.000%
$10.88	$900.00	$100.00	$1,000.00	0.000%
$ 9.67	$800.00	$100.00	$900.00	-10.000%
$ 8.46	$700.00	$100.00	$800.00	-20.000%
$ 5.80	$600.00	$100.00	$700.00	-30.000%
$ 4.84	$500.00	$100.00	$600.00	-40.000%
$ 2.32	$400.00	$100.00	$500.00	-50.000%
$ 1.74	$300.00	$100.00	$400.00	-60.000%
$ 0.46	$200.00	$100.00	$300.00	-70.000%
$ 0.23	$100.00	$100.00	$200.00	-80.000%
$ 0.00	$0.00	$100.00	$100.00	-90.000%

Description of Research In Motion Limited (RIMM)

ISIN:	CA7609751028
Relevant Exchange:	NASDAQ
     According to its publicly available documents, Research In Motion Limited is a designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Through the development of integrated hardware, software and services that support multiple wireless network standards, it provides platforms and solutions for access to time-sensitive information including email, phone, SMS messaging, Internet and intranet-based applications. Information provided by Research In Motion Limited pursuant to the Exchange Act can be located on the SEC’s website by reference to SEC file number 000-29898.
Historical Performance of Research In Motion Limited
     The following table sets forth the published intra-day high, low and closing prices of the Reference Shares since December 31, 2003. We obtained the information in the tables below from Bloomberg without independent verification.

Period	High	Low	Period End

2004
First Quarter	$16.807	$11.540	$15.555
Second Quarter	22.817	14.517	22.817
Third Quarter	25.660	17.763	25.447
Fourth Quarter	31.320	24.600	27.473
2005
First Quarter	$27.710	$20.210	$25.473
Second Quarter	27.940	21.200	24.597
Third Quarter	27.197	22.667	22.767
Fourth Quarter	22.767	19.133	22.003
2006
First Quarter	$29.570	$21.417	$28.293
Second Quarter	28.760	20.680	23.257
Third Quarter	34.217	20.793	34.217
Fourth Quarter	47.187	33.337	42.593
2007
First Quarter	$48.923	$40.400	$45.497
Second Quarter	66.663	43.757	66.663
Third Quarter	124.530	65.917	98.550
Fourth Quarter (through October 31, 2007)	124.530	113.380	124.510
Table of Hypothetical Returns
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $124.51 and a Knock-In Level of $74.706. In these examples, the Knock-In Level Trigger never occurs during the life of the notes. In each example, the Redemption Amount is paid in cash.

			12 Month
Assumed Closing Price	Value of	12 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $124.51	$1,000.00	$153.00	$1,153.00	15.3000%
$124.51	$1,000.00	$153.00	$1,153.00	15.3000%
$107.91	$1,000.00	$153.00	$1,153.00	15.3000%
$ 91.31	$1,000.00	$153.00	$1,153.00	15.3000%
$ 74.72	$1,000.00	$153.00	$1,153.00	15.3000%
     The following examples illustrate the rate of return on the notes for a range of hypothetical Final Reference Levels on the Determination Date, assuming a hypothetical Initial Reference Level of $124.51 and a Knock-In Level of $74.706. In these examples, the Knock-In Level Trigger occurred at some point during the life of the notes.

			12 Month
Assumed Closing Price	Value of	12 Monthly	Total Return
of Reference Shares	Payment at	Interest
on Determination Date	Maturity	Payments	$	%

Greater than: $124.51	$1,000.00	$153.00	$1,153.00	15.300%
$124.51	$1,000.00	$153.00	$1,153.00	15.300%
$112.06	$900.00	$153.00	$1,053.00	5.300%
$ 99.61	$800.00	$153.00	$953.00	-4.700%
$ 87.16	$700.00	$153.00	$853.00	-14.700%
$ 59.76	$600.00	$153.00	$753.00	-24.700%
$ 49.80	$500.00	$153.00	$653.00	-34.700%
$ 23.91	$400.00	$153.00	$553.00	-44.700%
$ 17.93	$300.00	$153.00	$453.00	-54.700%
$ 4.78	$200.00	$153.00	$353.00	-64.700%
$ 2.39	$100.00	$153.00	$253.00	-74.700%
$ 0.00	$0.00	$153.00	$153.00	-84.700%